BankUnited Financial Corporation

Quarter Ended December 31, 2005 Earnings Release

	For the Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
	(dollars and shares in thousands, except per share amounts)
Operations Data:

Interest income:
Interest and fees on loans	$121,009	$106,514	$70,699
Interest on mortgage-backed securities	16,630	13,804	18,236
Interest and dividends on investments and other interest-earning assets	6,054	5,236	5,343

Total interest income	143,693	125,554	94,278
Interest expense:
Interest on deposits	39,172	31,156	19,096
Interest on borrowings	49,280	45,019	33,516
Interest on trust preferred securities and subordinated debentures	3,763	3,617	2,789

Total interest expense	92,215	79,792	55,401

Net interest income	51,478	45,762	38,877

Provision for loan losses	2,300	800	1,150

Net interest income after provision for loan losses	49,178	44,962	37,727

Other income:
Loan servicing fees, net of amortization	567	(302)	88
Loan fees	709	771	558
Deposit fees	1,317	1,240	1,106
Other fees	640	659	518
Gain on sales of loans, securities, and other assets (1)	1,890	615	2,003
Insurance and investment income	895	1,077	963
Other income	1,489	1,408	1,115

Total other income	7,507	5,468	6,351

Other expense:
Employee compensation	16,761	14,547	11,196
Occupancy and equipment	6,943	6,773	5,001
Professional fees	1,496	2,139	569
Telecommunications and data processing	2,125	1,998	1,619
Advertising and promotion expense	1,398	1,326	1,444
Debt extinguishment	—	(734)	—
Other operating expenses	3,709	4,127	2,893

Total other expense	32,432	30,176	22,722

Income before income taxes	24,253	20,254	21,356

Provision for income taxes	8,078	5,989	6,831

Net income	$16,175	$14,265	$14,525

Earning Per Share Data:
Net income	$16,175	$14,265	$14,525
Preferred stock dividends	118	112	103

Net income available to common stockholders	$16,057	$14,153	$14,422

Basic earnings per common share:	$0.53	$0.47	$0.48

Weighted average common shares outstanding	30,169	30,122	30,023

Diluted earnings per common share:	$0.50	$0.44	$0.45

Weighted average diluted common shares outstanding	32,231	32,241	32,381

(1) Consists of the following:

	For the Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Gain on sales of investments and mortgage-backed securities	$—	$228	$1,609
Gain on sales of loans and other assets	$1,890	$387	$394

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BankUnited Financial Corporation

Quarter Ended December 31, 2005 Earnings Release (continued)

	As of
	December 31, 2005	September 30, 2005	December 31, 2004
	(In thousands)
Selected Balance Sheet Data:

Asset Data:
Total assets	$11,259,300	$10,667,705	$8,914,672
Cash and cash equivalents	$91,597	$238,051	$44,766
Investment securities	$289,818	$289,932	$346,489
Mortgage-backed securities	$1,495,576	$1,626,005	$1,826,121
Loans:
Residential loans	$7,416,459	$6,678,322	$5,282,999
Commercial and commercial real estate loans	1,045,546	978,233	763,972
Consumer loans (1)	304,934	277,204	192,171
Unearned discounts, premiums and loan fees	138,102	119,588	81,056
Allowance for loan losses	(28,646)	(25,755)	(24,447)

Loans receivable, net (excluding loans held for sale)	$8,876,395	$8,027,592	$6,295,751

Loans held for sale	$13,136	$12,196	$25,874
FHLB Stock	$200,842	$189,593	$152,609

Liability Data:
Total liabilities	$10,736,939	$10,160,089	$8,412,665
Deposits:
Non-interest bearing deposits	$359,040	$371,535	$262,028
Interest bearing checking and money market deposits	379,616	382,817	417,649
Savings	1,228,121	1,179,571	1,006,511

Total core deposits	1,966,777	1,933,923	1,686,188
Certificates of deposit	3,040,580	2,799,432	2,040,595

Total deposits	$5,007,357	$4,733,355	$3,726,783

Borrowings (2)	$5,325,911	$4,981,733	$4,301,404
Convertible debt	$120,000	$120,000	$120,000
Trust preferred securities and subordinated debentures	$195,108	$195,500	$195,841

Equity Data:
Total stockholders’ equity	$522,361	$507,616	$502,007
Preferred equity	$7,268	$6,562	$6,299

AVERAGE BALANCE SHEET DATA (Three months ended)

Loans, net (3)	$8,462,466	$8,015,588	$6,025,555
Investment securities	$288,109	$287,685	$338,365
Mortgage-backed securities	$1,573,344	$1,455,296	$1,955,160
Interest-earning assets (4)	$10,538,500	$9,957,817	$8,473,779
Assets	$10,868,823	$10,268,583	$8,718,877
Interest bearing deposits	$4,518,093	$4,027,861	$3,326,726
Non-interest-bearing deposits	$342,756	$334,087	$247,454
Other borrowings (2)	$5,057,572	$4,970,824	$4,263,078
Convertible debt	$120,000	$120,000	$120,000
Trust preferred securities and subordinated debentures	$195,459	$196,209	$175,702
Interest-bearing liabilities	$9,891,123	$9,314,895	$7,885,507
Liabilities	$10,354,038	$9,768,494	$8,223,505
Stockholders’ equity	$514,785	$500,089	$495,372

(1)	Includes home equity loans and lines of credit, excludes consumer mortgage products which are included in Residential Loans.
(2)	Includes FHLB advances, repurchase agreements,senior notes, and federal funds purchased.
(3)	Includes loans held for sale.
(4)	Excludes non-accruing loans.

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BankUnited Financial Corporation

Quarter Ended December 31, 2005 Earnings Release (continued)

	For the Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Selected Data:

Quarterly Performance Data:
Return on average tangible common equity	13.40%	12.17%	12.52%
Return on average assets	0.60%	0.56%	0.67%
Yield on interest-earning assets	5.44%	5.03%	4.43%
Cost of interest-bearing liabilities	3.70%	3.40%	2.79%
Net interest yield on earning assets (margin)	1.97%	1.85%	1.84%
Net interest spread	1.74%	1.63%	1.64%
Efficiency Ratio	54.98%	58.90%	50.24%

	As of
	December 31, 2005	September 30, 2005	December 31, 2004
	(dollars and shares in thousands, except per share amounts)
Equity Data:
Book value per common share	$16.92	$16.59	$16.39
Closing price of Class A Common Stock	$26.57	$27.87	$31.95
Common shares outstanding	30,447	30,200	30,239
Average equity to average assets (3 mos.)	4.74%	4.87%	5.68%

Capital Ratios:
Tangible capital ratio (1)	7.0%	7.1%	7.3%
Tier 1 core capital ratio (1)	7.0%	7.1%	7.3%
Total risk-based capital ratio (1)	14.0%	14.5%	15.2%

Non-Performing Assets:
Non-accrual loans	$9,268	$8,391	$14,998
Restructured loans	—	—	364
Loans 90 day past due and still accruing	308	—	39

Total non-performing loans	9,576	8,391	15,401
Real estate owned	224	542	1,602

Total non-performing assets	$9,800	$8,933	$17,003

Allowance for loan losses	$28,646	$25,755	$24,447

Non-performing assets to total assets	0.09%	0.08%	0.19%
Non-performing loans to total loans	0.11%	0.10%	0.24%
Allowance for loan losses as a percentage of total loans	0.32%	0.32%	0.39%
Allowance for loan losses as a percentage of non-performing loans	299.14%	306.94%	158.74%
Net year-to-date (recoveries) charge-offs	$(591)	$2,124	$782
Net annualized year-to-date (recoveries) charge-offs as a percentage of average total loans	(0.03)%	0.03%	0.05%

(1)	Capital ratios are for BankUnited FSB only.